Exhibit (c)(2)(iii)
Presentation to the Independent Committee Regarding
February 21, 2011
Project GIBSON

Important Information
The following pages contain material that was provided to the Independent Committee of the Board of Directors of
GIBSON (the “Committee”) in the context of a meeting held to consider a potential going private transaction whereby
FENDER, the Company’s current majority owner, would purchase shares of the Company’s common stock that it does not already own (the “Transaction”). The accompanying material was compiled or prepared on a confidential basis for use by the Committee and not with a view toward public disclosure. The information utilized in preparing this presentation was obtained from the Company and public sources. Any estimates and projections for the Company contained herein have been prepared by the senior management of the Company or are publicly available, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Committee, which is familiar with the business and affairs of the Company, neither the Company nor William Blair & Company, L.L.C. (“William
Blair”) nor any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Committee of the Company. William Blair has no obligation to update or otherwise revise the accompanying materials.
Confidential material presented to the Independent Committee of the Board of Directors of
GIBSON (the “Company”)
Important Information

Table of Contents
I. Executive Summary
II. GIBSON Overview
III. Valuation Analyses
 A. Selected Public Companies Analysis
 B. Selected M&A Transactions Analysis
 C. M&A Premiums Paid Analysis
 D. Discounted Cash Flow Analysis
Table of Contents

Executive Summary

Scope of Review and Analysis
Executive Summary
▪ William Blair’s role is to render its opinion with respect to the fairness, from a financial point of view, to the holders (other than
 FENDER and any of its affiliates) of the outstanding shares of common stock of GIBSON of the $5.25 per share consideration to be paid to such holders pursuant to the Transaction.
▪ In connection with the review of the Transaction and the preparation of its opinion, William Blair examined:
 ▪ The draft of the Agreement and Plan of Merger dated as of February 18, 2011 (the “Agreement”);
 ▪ The audited historical financial statements of the Company for the years ended March 31, 2008 through March 31, 2010;
 ▪ The unaudited financial information of the Company for the nine-month periods ended December 31, 2009 and December 31,
 2010;
 ▪ Certain internal business, operating and financial information and forecasts of the Company for the fiscal years ending March
 31, 2011 through 2016 prepared by the senior management of the Company (the “Forecasts”);
 ▪ Certain publicly available business, financial and other information relating to the Company that we deemed to be relevant;
 ▪ Current and historical market prices and trading volumes of the Company’s shares;
 ▪ The financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant; and
 ▪ Information regarding publicly available financial terms of certain other business combinations we deemed relevant.
▪ We have also held discussions the Committee and senior management of the Company to discuss the foregoing.
▪ Additionally, we have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

Key Assumptions Underlying Our Review and Analysis
Executive Summary
▪ We have assumed and relied upon, without any duty of independent verification, the accuracy and completeness of all of the information that was examined by, or otherwise reviewed or discussed with, us for purposes of this presentation, including without limitation the Forecasts, and we assume no responsibility or liability therefore.
▪ We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company.
▪ We have been advised by senior management of the Company that the Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company, and we have assumed, with the Company’s consent, that (i) the Forecasts will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in their respective financial statements or other information made available to us.
▪ We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based.
▪ We have relied upon and assumed, without any duty of independent verification, that there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements and Forecasts provided to us (i.e., February 1, 2011), and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
▪ Our opinion does not address the relative merits of any aspect of the Transaction as compared to any alternative business strategies that might exist for the Company.
▪ Our opinion is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this opinion.
▪ It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.
▪ We have relied on the Committee’s determination that FENDER is not interested in selling its ownership stake in GIBSON. Based upon FENDER’s position and other factors, the Committee determined not to proceed with a process to initiate contact with other potential buyers at this time.
▪ We have relied as to all legal, accounting and tax matters on advice of counsel to the Company as well as counsel to the
 Committee.
▪ We have assumed that the Transaction will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions.
▪ William Blair is serving as an investment banker in connection with the Transaction and will receive a fee for its services, a significant portion of which is contingent upon consummation of the proposed Transaction.
▪ In the ordinary course of our business, William Blair may from time to time trade the securities of the Company for William Blair’s own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities.

Transaction Summary
Executive Summary
Transaction
Structure
One of FENDER’s wholly-owned subsidiaries (“Merger Sub”) will merge with and into GIBSON with
GIBSON surviving as a subsidiary of FENDER, and, subject to certain limitations as set forth in the
Agreement, each share not owned by GIBSON, FENDER or their respective subsidiaries or any stockholder who has effectively exercised appraisal rights will thereupon be cancelled and converted into the right to receive cash in an amount equal to $5.25 per share.
Nature of
Purchaser
Nature of
Seller
FENDER is a public company headquartered Mumbai, India that trades on the Bombay Stock
Exchange. FENDER’s primary business involves manufacturing and marketing pharmaceutical formulations and specialty active pharmaceutical ingredients primarily in India and the U.S.
GIBSON is a public company headquartered in Detroit, Michigan that trades on the American Stock
Exchange. GIBSON’s primary business involves manufacturing and distributing generic pharmaceuticals throughout the U.S. Approximately 75.8% of GIBSON’s equity is owned by
FENDER.
On September 30, 2009, GIBSON entered into a consent decree with the U.S. Food and Drug
Administration thereby ceasing the Company’s drug manufacturing operations. The decree provides a series of measures that, when satisfied, will permit GIBSON to resume manufacturing and distributing those products that are manufactured in its Detroit area facilities. The timing of the resumption of manufacturing operations remains unclear.
On December 27, 2010, GIBSON announced that distribution agreements with FENDER have been extended until January 28, 2012 but will terminate following these extensions. Accordingly,
FENDER has informed GIBSON of its intention to transfer the sales and distribution of FENDER products from GIBSON to FENDER and/or its wholly-owned affiliates to enhance its ability to compete. For the fiscal year ended March 31, 2010, net sales of products under these agreements accounted for $211.4 million or 90% of GIBSON’s net sales.

Timeline of Key Events
Executive Summary
10/26/2010: FENDER Chairman communicates interest to explore a possible Transaction
10/26/2010: GIBSON’s Committee retains counsel (Carrington, Coleman, Sloman & Blumenthal,
 L.L.P.)
10/26/2010: GIBSON’s Committee begins to investigate a possible Transaction
12/03/2010: GIBSON receives, and publicly discloses after the market close, FENDER’s proposal to purchase all outstanding shares not already owned by FENDER for $4.75 per share
12/21/2010: GIBSON’s Committee retains William Blair & Company
12/27/2010: GIBSON announces future termination of FENDER distribution agreements
01/26/2010: GIBSON’s Committee negotiates with FENDER to improve terms of proposal
02/15/2011: GIBSON receives Agreement from FENDER outlining FENDER’s intent to purchase all outstanding shares not already owned by FENDER for $5.25 per share
Note: GIBSON’s Committee is a standing committee and was not created for the purpose of this Transaction.

Transaction Consideration per GIBSON share	**$**	**5.25**
GIBSON Fully Diluted Share Count [(1)]		40,181
Equity Value	**$**	**210,950**
Debt [(2)]		12,600
Cash and Equivalents [(2)]		(63,694)
Enterprise Value	**$**	**159,857**

Revenue		
LTM December 31, 2010 [(2)]	$	323,443
FY 2011E [(3)]		306,917
FY 2012P [(3)]		268,152

EBITDA		
LTM December 31, 2010 [(2)]	$	(5,563)
FY 2011E [(3)]		(5,900)
FY 2012P [(3)]		(1,871)

Implied Premium to	
Current Price as of Feb. 17, 2011 ($4.76)	10.3%
One Day Prior to Dec. 3, 2010 Annoucement ($4.54)	15.6%
One Week Prior to Dec. 3, 2010 Annoucement ($4.67)	12.4%
One Month Prior to Dec. 3, 2010 Annoucement ($4.61)	13.9%
60 Days Prior to Dec. 3, 2010 Annoucement ($5.82)	(9.8%)
90 Days Prior to Dec. 3, 2010 Annoucement ($5.07)	3.6%
180 Days Prior to Dec. 3, 2010 Annoucement ($4.33)	21.2%

Implied Multiples	
Enterprise Value / LTM Revenue	0.49x
Enterprise Value / FY 2011E Revenue	0.52x
Enterprise Value / FY 2012P Revenue	0.60x
Enterprise Value / LTM EBITDA	NMF
Enterprise Value / FY 2011E EBITDA	NMF
Enterprise Value / FY 2012P EBITDA	NMF

William Blair & Company®

Summary of Key Financial Terms and Valuation
(1) Per GIBSON management and 10-Q as of December 31 ,2010, and includes 40,179,194 outstanding common shares and 9,000 'in the money' options. Options maintain weighted average strike price of $4.18 as of December 31, 2010.
(2) Per GIBSON 10-Q as of December 31, 2010.
(3) Per GIBSON management.
Executive Summary
($ in thousands, except per share values; fiscal year end March 31)
Key Financial Terms
Valuation

GIBSON Overview

Stock Price
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Volume (in thousands)
450
400
350
300
250
200
150
100
50
0
Feb-10
Mar-10
Apr-10
May-10
Jun-10
Jul-10
Aug-10
Sep-10
Oct-10
Nov-10
Dec-10
Jan-11
Feb-11

Annotated Stock Price Performance
GIBSON Stock Price Performance and Volume
FENDER Current
Offer:
$5.25 per share
Source: FactSet Research Systems as of February 17, 2011.
GIBSON Overview
5/22/2010:
FY10 results
released
7/27/2010:
Q1 FY11
results
released
7/23/2010:
G.P. Singh appointed
Chief Operating Officer
9/15/2010:
Eddie Munson
appointed to
Board
10/08/2010:
Jitendra N. Doshi
resigns as Chief
Executive Officer
and G.P. Singh
assumes role
10/29/2010:
Q2 FY11 results
released
12/03/10:
FENDER makes
initial proposal of
$4.75 per share
1/03/2011:
GIBSON
provides update
on remediation
activities
12/27/2010:
GIBSON announces
one-year extension
and future termination
of distribution
agreements
with FENDER
1/30/2011:
Q3 FY11
results
released
7/09/2010:
Madhava Reddy
resigns as
Director

$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
Stock Price
1,200
1,000
800
600
400
200
0
Volume (in thousands)
Feb-10
Mar-10
Apr-10
May-10
Jun-10
Jul-10
Aug-10
Sep-10
Oct-10
Nov-10
Dec-10
Jan-11
Feb-11

175
150
125
100
75
Mar-10
May-10
Jul-10
Sep-10
Nov-10
Jan-11

70%
60%
50%
40%
30%
20%
10%
0%
0%
30%
28%
17%
12%
11%
2%
$3.75 - $4.25
$4.25 - $4.75
$4.75 - $5.25
$5.25 - $5.75
$5.75 - $6.25
$6.25 - $6.75
$6.75 - $7.25

William Blair & Company®

GIBSON Trading Information - Last Twelve Months
Stock Price Performance and Volume
Indexed Stock Price Performance
Historical Trading Histogram
▪ 11.996 million total shares traded
▪ Average Daily Volume: 46.858 thousand shares
▪ Volume Weighted Average Stock Price: $5.27
S&P 500 +22.4%
GIBSON +5.3%
FENDER Current Offer:
$5.25 per share
GIBSON Overview
Source: FactSet Research Systems as of February 17, 2011.
FENDER Current
Offer:
$5.25 per share

$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
Stock Price
2,500
2,000
1,500
1,000
500
0
Volume (in thousands)
Feb-08
May-08
Aug-08
Nov-08
Feb-09
May-09
Aug-09
Nov-09
Feb-10
May-10
Aug-10
Nov-10
Feb-11

150
125
100
75
50
25
Apr-08
Oct-08
Apr-09
Oct-09
Apr-10
Oct-10

80%
70%
60%
50%
40%
30%
20%
10%
0%
54%
25%
3%
3%
11%
4%
$2.00 - $5.00
$5.00 - $8.00
$8.00 - $11.00
$11.00 - $14.00
$14.00 - $17.00
$17.00 - $20.00

William Blair & Company®

GIBSON Trading Information - Last Three Years
Indexed Stock Price Performance
Historical Trading Histogram
S&P 500 (0.7%)
GIBSON (70.8%)
Stock Price Performance and Volume
GIBSON Overview
▪ 56.933 million total shares traded
▪ Average Daily Volume: 75.011 thousand shares
▪ Volume Weighted Average Stock Price: $6.66
FENDER Current Offer:
$5.25 per share
6/25/2009:
GIBSON
announces FDA
seizure of inventory
11/03/2008:
GIBSON receives U.S.
FDA warning letter
Source: FactSet Research Systems as of February 17, 2011.
FENDER Current
Offer:
$5.25 per share
9/30/2009:
GIBSON entered into a
consent decree with
U.S. FDA

Insiders	Shares	Ownership
FENDER	30,468,680	75.8%
Former CEO	30,000	0.1%
Board Member	15,457	0.0%
Current CEO	11,800	0.0%
SVP of Regulatory	7,013	0.0%
Other Insiders	11,383	0.0%
Total Insiders	**30,544,333**	**76.0%**

Institutions		
Heartland Advisors, Inc.	1,100,000	2.7%
Dimensional Fund Advisors, Inc.	730,501	1.8%
Northern Trust Investments	614,311	1.5%
Vanguard Group, Inc.	493,312	1.2%
Punch & Associates Investment Management, Inc.	488,707	1.2%
Credit Agricole Cheuvreux SA	426,814	1.1%
Commonwealth Equity Services, Inc.	210,268	0.5%
BlackRock Fund Advisors	201,608	0.5%
State Street Global Advisors	120,000	0.3%
Headstream Advisors LLC	88,072	0.2%
Other Institutions	895,752	2.2%
Total Institutions	**5,369,345**	**13.4%**
Short Interest Shares	(336,282)	(0.8%)
Implied Retail Investors (1)	**4,603,638**	**11.5%**
Total Shares Outstanding	**40,181,034**	**100.0%**

10.6%
13.4%
76.0%

William Blair & Company®

GIBSON Current Ownership Summary
Implied Retail
(net of short
interest)
Insiders
Institutional
Investors
Source: FactSet Lionshares as of February 17, 2011, GIBSON management and 10-Q as of December 31, 2010.
(1) Implied retail investors defined as total shares outstanding minus shares held by short interest, insiders and institutional investors.
Share Ownership
GIBSON Overview

For the Fiscal Year Ended March 31,		LTM	For the Fiscal Year Ending March 31,					
	2009	2010	12/31/2010	2011	2012	2013	2014	2015	2016
Revenue									
Distributed Products	$ 225,423	$ 211,358	$ 303,318	$ 283,625	$ 231,205	$ -	$ -	$ -	$ -
GIBSON Owned Products	111,754	22,316	20,125	23,292	36,948	71,518	83,381	110,835	162,502
Total Revenue	**337,177**	**233,674**	**323,443**	**306,917**	**268,152**	**71,518**	**83,381**	**110,835**	**162,502**
Cost of Revenue	269,383	218,123 *(1)*	296,817	281,154	240,087	48,537	57,946	76,711	100,596
Gross Profit	$ 67,795	$ 15,551	$ 26,627	$ 25,764	$ 28,065	$ 22,981	$ 25,435	$ 34,124	$ 61,906
Operating Expenses									
Selling, General and Administrative	16,418	22,768 *(2)*	27,313	26,460	22,836	20,399	21,292	22,163	23,800
Research and Development	22,528	10,121	9,599	10,010	11,867	12,584	14,230	15,726	17,509
Total Operating Expenses	38,945	32,889	36,912	36,470	34,703	32,983	35,522	37,889	41,309
Operating Income	28,849	(17,338)	(10,285)	(10,706)	(6,638)	(10,003)	(10,087)	(3,765)	20,597
Other Income (Expense) - Net	603	115	678	550	-	-	-	-	-
Pretax Income	29,452	(17,224)	(9,607)	(10,156)	(6,638)	(10,003)	(10,087)	(3,765)	20,597
Income Tax (Benefit) Expense	8,915	(5,562)	(3,402)	(3,756)	(2,323)	(3,501)	(3,530)	(1,318)	7,209
Net Income	20,537	(11,661)	(6,205)	(6,401)	(4,315)	(6,502)	(6,556)	(2,447)	13,388
Diluted Shares Outstanding	40,576	38,613	40,181	40,181	40,181	40,181	40,181	40,181	40,181
Diluted EPS	$ 0.51	$ (0.30)	$ (0.15)	$ (0.16)	$ (0.11)	$ (0.16)	$ (0.16)	$ (0.06)	$ 0.33
Operating Income	**$ 28,849**	**$ (17,338)**	**$ (10,285)**	**$ (10,706)**	**$ (6,638)**	**$ (10,003)**	**$ (10,087)**	**$ (3,765)**	**$ 20,597**
(+) Depreciation and Amortization	3,370	4,498	4,722	4,807	4,767	4,767	4,767	4,767	4,767
Adjusted EBITDA	**$ 32,219**	**$ (12,840)**	**$ (5,563)**	**$ (5,900)**	**$ (1,871)**	**$ (5,235)**	**$ (5,320)**	**$ 1,003**	**$ 25,364**
Growth Analysis									
Distributed Products Revenue	–	(6.2%)	–	34.2%	(18.5%)	(100.0%)	NMF	NMF	NMF
GIBSON Owned Products Revenue	–	(80.0%)	–	4.4%	58.6%	93.6%	16.6%	32.9%	46.6%
Total Revenue	–	(30.7%)	–	31.3%	(12.6%)	(73.3%)	16.6%	32.9%	46.6%
Gross Profit	–	(77.1%)	–	65.7%	8.9%	(18.1%)	10.7%	34.2%	81.4%
Operating Income	–	NMF	–	NMF	NMF	NMF	NMF	NMF	NMF
Adjusted EBITDA	–	NMF	–	NMF	NMF	NMF	NMF	NMF	NMF
Margin Analysis									
Gross Profit	20.1%	6.7%	8.2%	8.4%	10.5%	32.1%	30.5%	30.8%	38.1%
Operating Income	8.6%	(7.4%)	(3.2%)	(3.5%)	(2.5%)	(14.0%)	(12.1%)	(3.4%)	12.7%
Adjusted EBITDA	9.6%	(5.5%)	(1.7%)	(1.9%)	(0.7%)	(7.3%)	(6.4%)	0.9%	15.6%

William Blair & Company®

Financial Overview and Projections
Source: Public filings and GIBSON management.
(1) Excludes a $16.0 million expense related to inventory seized by the FDA.
(2) Excludes $20.0 million of non-recurring income generated by an asset sale.
($ in thousands, except per share values)
GIBSON Overview

Current Assets		
Cash and Equivalents	$	53,694
Short-Term Investments		10,000
Inventory		52,052
Prepaid Expenses and Deposits		10,665
Income Tax Receivable		4,350
Deferred Income Taxes		545
Total Current Assets		**131,306**
Net Property, Plant & Equipment		41,185
Intangible Assets		1,213
Deferred Income Taxes		20,703
Total Assets	**$**	**194,407**

Current Liabilities		
Accounts Payable, Trade	$	2,288
Accounts Payable, FENDER		20,733
Net Balance Payable to Customers		2,788
Accrued Expenses		3,813
Long-Term Debt (All Current)		12,600
Total Current Liabilities		**42,223**
Total Stockholders' Equity		**152,184**
Total Liabilities And Equity	**$**	**194,407**

William Blair & Company®

GIBSON Balance Sheet as of December 31, 2010
Source: Per GIBSON 10-Q as of December 31, 2010.
GIBSON Overview
($ in thousands)

Valuation Analyses

Selected Public Companies Analysis

Dr. Reddy's

Lupin

Mylan®

Par Pharmaceutical

Ranbaxy Laboratories Limited

Teva

Watson

AmerisourceBergen

CardinalHealth

McKesson
Empowering Healthcare

William Blair & Company®

Selected Public Companies
Selected Public Companies Analysis
Note: No selected company is directly comparable to GIBSON.
Generic Pharmaceuticals
Pharmaceutical Distributors
▪ William Blair selected 10 public companies that we deemed relevant to GIBSON

155
150
145
140
135
130
125
120
115
110
105
100
95
90
85
Feb-10
Mar-10
Apr-10
May-10
Jun-10
Jul-10
Aug-10
Sep-10
Oct-10
Nov-10
Dec-10
Jan-11
Feb-11
S&P 500 (+22.4%)
Generic Pharmaceuticals (+2.2%)
GIBSON (+5.3%)
Pharmaceutical Distributors (+31.4%)

William Blair & Company®

Selected Public Companies -
Stock Price Performance Last Twelve Months
Selected Public Companies Analysis
+22.4%
+2.2%
Source: FactSet as of February 17, 2011.
Note: Generic Pharmaceuticals include Dr. Reddy’s, Lupin, Mylan, Par Pharmaceuticals, Ranbaxy Laboratories, Teva Pharmaceuticals and Watson Pharmaceuticals;
 Pharmaceutical Distributors include AmerisourceBergen, Cardinal Health and McKesson.
+31.4%
+5.3%

150
140
130
120
110
100
90
80
70
60
50
40
30
20
10
Feb-08
May-08
Aug-08
Nov-08
Feb-09
May-09
Aug-09
Nov-09
Feb-10
May-10
Aug-10
Nov-10
Feb-11
S&P 500 (-0.7%)
Generic Pharmaceuticals (+31.9%)
GIBSON (-70.8%)
Pharmaceutical Distributors (+25.9%)

William Blair & Company®

Selected Public Companies -
Stock Price Performance Last Three Years
Selected Public Companies Analysis
-0.7%
+31.9%
+25.9%
-70.8%
Source: FactSet as of February 17, 2011.
Note: Generic Pharmaceuticals include Dr. Reddy’s, Lupin, Mylan, Par Pharmaceuticals, Ranbaxy Laboratories, Teva Pharmaceuticals and Watson Pharmaceuticals;
 Pharmaceutical Distributors include AmerisourceBergen, Cardinal Health and McKesson.

Median	Mean	Minimum	Maximum	GIBSON Transaction
Enterprise Value / Revenue					
All Selected Companies					
LTM	2.42x	1.95x	0.13x	3.79x	0.49x (1)
2010E (2)	2.47x	1.96x	0.13x	3.79x	0.52x (3)
2011P (2)	2.16x	1.76x	0.13x	3.24x	0.60x (3)
Enterprise Value / EBITDA					
All Selected Companies					
LTM	9.8x	11.3x	7.0x	16.7x	NMF (4)
2010E (2)	9.8x	11.0x	6.0x	16.7x	NMF (4)
2011P (2)	8.3x	9.9x	5.3x	16.1x	NMF (4)

William Blair & Company®

Selected Public Companies - Summary
Selected Public Companies Analysis
Sources: GIBSON management, public company filings, CapitalIQ, FactSet and Bloomberg as of February 17, 2011. Note that the selected public company multiples reflect the inherent ongoing nature of their respective businesses; however, the GIBSON Distributed Products revenue is projected to cease in FY 2012.
(1)LTM for GIBSON as of December 31, 2010.
(2)Reflects full calendar year consensus estimates for selected companies.
(3)GIBSON estimates for 2010E reflect the fiscal year ending March 31, 2011. GIBSON estimates for 2011P reflect the fiscal year ending March 31, 2012.
(4)GIBSON EBITDA is negative in all periods presented above.

Median	Mean	Minimum	Maximum	GIBSON Transaction
Enterprise Value / Revenue					
Generic Pharmaceuticals					
LTM	2.82x	2.71x	1.04x	3.79x	0.49x [1]
2010E [2]	2.82x	2.74x	1.13x	3.79x	0.52x [3]
2011P [2]	2.50x	2.45x	1.30x	3.24x	0.60x [3]
Pharmaceutical Distributors					
LTM	0.16x	0.17x	0.13x	0.20x	0.49x [1]
2010E [2]	0.16x	0.17x	0.13x	0.20x	0.52x [3]
2011P [2]	0.15x	0.16x	0.13x	0.19x	0.60x [3]
Enterprise Value / EBITDA					
Generic Pharmaceuticals					
LTM	12.5x	12.1x	7.0x	16.7x	NMF [4]
2010E [2]	10.2x	11.8x	6.0x	16.7x	NMF [4]
2011P [2]	8.8x	10.7x	5.3x	16.1x	NMF [4]
Pharmaceutical Distributors					
LTM	9.3x	9.3x	8.9x	9.6x	NMF [4]
2010E [2]	9.3x	9.3x	8.9x	9.6x	NMF [4]
2011P [2]	8.3x	8.0x	7.4x	8.3x	NMF [4]

William Blair & Company®

▪ Given the discreet nature of GIBSON’s two primary business lines - distribution of third-party products and development and manufacturing of GIBSON-owned products - William Blair also segmented the selected companies into two separate groups for comparison to GIBSON (i.e., Generic Pharma and Pharma Distributors)
Selected Public Companies - by Business Segment
Selected Public Companies Analysis
Sources: GIBSON management, public company filings, CapitalIQ, FactSet and Bloomberg as of February 17, 2011. Note that the selected public company multiples reflect the inherent ongoing nature of their respective businesses; however, the GIBSON Distributed Products revenue is projected to cease in FY 2012.
(1)LTM for GIBSON as of December 31, 2010.
(2)Reflects full calendar year consensus estimates for selected companies.
(3)GIBSON estimates for 2010E reflect the fiscal year ending March 31, 2011. GIBSON estimates for 2011P reflect the fiscal year ending March 31, 2012.
(4)GIBSON EBITDA is negative in all periods presented above.

($ in millions)

	GIBSON Results	Approximate Range of Selected Company Revenue Multiples	Implied Enterprise Value			GIBSON Transaction
LTM Revenue [1]						
Distributed Products	$ 303.3	0.13x - 0.20x	$ 39.4		$ 60.7	
GIBSON Owned Products	20.1	2.50x - 3.50x	50.3		70.4	
		Total Enterprise Value	$ 89.7	-	$ 131.1	$ 159.9
FY 2011 Revenue [2]						
Distributed Products	$ 283.6	0.13x - 0.20x	$ 36.9		$ 56.7	
GIBSON Owned Products	23.3	2.50x - 3.50x	58.2		81.5	
		Total Enterprise Value	$ 95.1	-	$ 138.2	$ 159.9
FY 2012 Revenue [3]						
Distributed Products	$ 231.2	0.13x - 0.19x	$ 30.1		$ 43.9	
GIBSON Owned Products	36.9	2.00x - 3.00x	73.9		110.8	
		Total Enterprise Value	$ 104.0	-	$ 154.8	$ 159.9

William Blair & Company®

▪ William Blair also applied the range of revenue multiples of the relevant selected company segment (i.e., Generic
 Pharma or Pharma Distributors) to the revenue of the corresponding GIBSON business line to derive, for illustrative comparison purposes, an enterprise value reflecting the sum of GIBSON’s parts
Selected Public Companies - Illustrative Sum of Parts
Selected Public Companies Analysis
Sources: GIBSON management, public company filings, CapitalIQ, FactSet and Bloomberg as of February 17, 2011. Note that the selected public company multiples reflect the inherent ongoing nature of their respective businesses; however, the GIBSON Distributed Products revenue is projected to cease in FY 2012.
(1)LTM for GIBSON as of December 31, 2010.
(2)GIBSON estimates reflect the fiscal year ending March 31, 2011.
(3)GIBSON estimates reflect the fiscal year ending March 31, 2012.

30.0%
20.0%
10.0%
0.0%
-10.0%
-20.0%
-30.0%
18.9%
15.6%
9.5%
9.1%
9.0%
7.9%
-15.4%
4.6%
3.6%
3.3%
-4.6%
LUP
RANB
DRED
MYL
WPI
TEVA
PRX
ABC
MCK
CAH
GIBSON

70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
65.1%
59.3%
56.2%
53.5%
39.8%
34.7%
34.5%
5.3%
3.9%
3.0%
8.2%
RANB
LUP
TEVA
DRED
WPI
MYL
PRX
MCK
CAH
ABC
GIBSON

40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
-5.0%
33.6%
22.7%
21.8%
21.5%
21.1%
21.0%
14.8%
2.1%
1.8%
1.5%
-1.7%
TEVA
DRED
WPI
RANB
MYL
LUP
PRX
MCK
CAH
ABC
GIBSON

William Blair & Company®

Selected Public Companies - Operating Metrics
LTM EBITDA Margin
2009-2011P Revenue CAGR
LTM Gross Margin
Selected Public Companies Analysis
Pharmaceutical Distributors
Median: 3.6%
Generic Pharmaceuticals
Median: 9.1%
Pharmaceutical Distributors
Median: 3.9%
Generic Pharmaceuticals
Median: 53.5%
Pharmaceutical Distributors
Median: 1.8%
Generic Pharmaceuticals
Median: 21.5%
Sources: GIBSON management, public company filings, CapitalIQ, FactSet and Bloomberg as of February 17, 2011.
Note: LTM for GIBSON as of December 31, 2010. Projected metrics for selected companies reflect calendar year consensus.
(1) GIBSON results per management. GIBSON estimates for 2009 reflect the fiscal year ending March 31, 2010. GIBSON estimates for 2011P reflect the fiscal year ending March 31, 2012.
Overall Median: 8.4%
Overall Median: 37.3%
Overall Median: 21.1%
(1)

4.00x
3.50x
3.00x
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
3.79x
3.50x
2.98x
2.82x
2.68x
2.17x
1.04x
0.20x 0.16x 0.13x
0.41x 0.49x
DRED LUP TEVA MYL RANB WPI PRX
MCK CAH ABC

4.00x
3.50x
3.00x
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
3.79x
3.50x
2.98x
2.82x
2.77x
2.17x
1.13x
0.20x 0.16x 0.13x
0.43x 0.52x
DRED LUP TEVA RANB MYL WPI PRX
MCK CAH ABC

3.50x
3.00x
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
3.24x
3.21x
2.56x 2.50x 2.50x
1.82x
1.30x
0.19x 0.15x 0.13x
0.49x 0.60x
DRED LUP TEVA MYL RANB WPI PRX
MCK CAH ABC

William Blair & Company®

Selected Public Companies - Valuation Metrics
Enterprise Value / LTM Revenue
Enterprise Value / 2011P Revenue
Enterprise Value / 2010E Revenue
Selected Public Companies Analysis
GIBSON
As of
Dec. 3,
2010
At Transaction
price of
$5.25/share
GIBSON
Pharmaceutical Distributors
Median: 0.16x
Generic Pharmaceuticals
Median: 2.82x
Pharmaceutical Distributors
Median: 0.16x
Generic Pharmaceuticals
Median: 2.82x
Pharmaceutical Distributors
Median: 0.15x
Generic Pharmaceuticals
Median: 2.50x
As of
Dec. 3,
2010
At Transaction
price of
$5.25/share
GIBSON
As of
Dec. 3,
2010
At Transaction
price of
$5.25/share
Sources: GIBSON management, public company filings, CapitalIQ, FactSet and Bloomberg as of February 17, 2011. Note that the selected public company multiples reflect the inherent ongoing nature of their respective businesses; however, the GIBSON Distributed Products revenue is projected to cease in FY 2012.
Note: LTM for GIBSON as of December 31, 2010. Projected metrics for selected companies reflect calendar year consensus.
(1) GIBSON results per management. GIBSON estimates for 2010 reflect the fiscal year ending March 31, 2011. GIBSON estimates for 2011P reflect the fiscal year ending March 31, 2012.
Overall Median: 2.42x
Overall Median: 2.47x
Overall Median: 2.16x
(1)
(1)

18.0x
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
16.7x 16.6x 13.4x 12.5x 9.9x 8.9x 7.0x
9.6x 9.3x 8.9x
NMF NMF
DRED LUP MYL RANB WPI TEVA PRX
MCK CAH ABC

18.0x
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
16.7x 16.6x 14.3x 10.2x 9.9x 8.9x 6.0x
9.6x 9.3x 8.9x
NMF NMF
DRED LUP RANB MYL WPI TEVA PRX
MCK CAH ABC

18.0x
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
16.1x 16.1x 13.1x 8.8x 8.1x 7.7x 5.3x
8.3x 8.3x 7.4x
NMF NMF
LUP DRED RANB MYL WPI TEVA PRX
ABC CAH MCK

William Blair & Company®

Selected Public Companies - Valuation Metrics (continued)
Enterprise Value / LTM EBITDA
Enterprise Value / 2011P EBITDA
Enterprise Value / 2010E EBITDA
Selected Public Companies Analysis
Pharmaceutical Distributors
Median: 9.3x
Generic Pharmaceuticals
Median: 12.5x
Pharmaceutical Distributors
Median: 9.3x
Generic Pharmaceuticals
Median: 10.2x
Pharmaceutical Distributors
Median: 8.3x
Generic Pharmaceuticals
Median: 8.8x
GIBSON
As of
Dec. 3,
2010
At Transaction
price of
$5.25/share
GIBSON
As of
Dec. 3,
2010
At Transaction
price of
$5.25/share
GIBSON
As of
Dec. 3,
2010
At Transaction
price of
$5.25/share
Sources: GIBSON management, public company filings, CapitalIQ, FactSet and Bloomberg as of February 17, 2011. Note that the selected public company multiples reflect the inherent ongoing nature of their respective businesses; however, the GIBSON Distributed Products revenue is projected to cease in FY 2012.
Note: LTM for GIBSON as of December 31, 2010. Selected company projected metrics reflect calendar year consensus estimates.
(1) GIBSON results per management. GIBSON EBITDA is negative in all periods presented above.
Overall Median: 9.8x
Overall Median: 9.8x
Overall Median: 8.3x
(1)
(1)
(1)

Selected M&A Transactions Analysis

Enterprise Value / LTM	Median	Mean	Minimum	Maximum	GIBSON Transaction
All Selected Transactions					
Revenue	1.52x	1.70x	0.08x	4.25x	0.49x
EBITDA	15.8x	16.0x	9.6x	26.4x	NMF

William Blair & Company®

▪ William Blair selected 16 M&A transactions completed since 2005 that we deemed relevant to the
 GIBSON transaction
Selected M&A Transactions - Summary
Selected M&A Transactions Analysis
Sources: GIBSON management, public company filings, CapitalIQ, FactSet and Bloomberg. Note that the selected M&A transaction multiples reflect the inherent ongoing nature of their respective businesses; however, the GIBSON Distributed Products revenue is projected to cease in FY 2012.
(1)LTM for GIBSON as of December 31, 2010.
(2)GIBSON EBITDA is negative for the LTM period.
(1)
(2)

Enterprise Value / LTM	Median	Mean	Minimum	Maximum	GIBSON Transaction
Generic Pharmaceuticals					
Revenue	2.75x	2.79x	1.51x	4.25x	0.49x
EBITDA	16.0x	16.0x	9.6x	26.4x	NMF
Pharmaceutical Distributors					
Revenue	0.16x	0.31x	0.08x	0.72x	0.49x
EBITDA	15.7x	15.7x	15.3x	16.1x	NMF

William Blair & Company®

▪ Given the discreet nature of GIBSON’s two primary business lines - distribution of third-party products and development and manufacturing of GIBSON-owned products - William Blair also segmented the selected
 M&A transactions into two separate groups for comparison to the GIBSON transaction (i.e., Generic
 Pharma and Pharma Distributors)
Selected M&A Transactions - by Business Segment
Selected M&A Transactions Analysis
Sources: GIBSON management, public company filings, CapitalIQ, FactSet and Bloomberg. Note that the selected M&A transaction multiples reflect the inherent ongoing nature of their respective businesses; however, the GIBSON Distributed Products revenue is projected to cease in FY 2012.
(1)LTM for GIBSON as of December 31, 2010.
(2)GIBSON EBITDA is negative for the LTM period.
(1)
(2)
(1)
(2)

LTM Revenue	GIBSON Results	Approximate Range of Selected M&A Revenue Multiples	Implied Enterprise Value		GIBSON Transaction
Distributed Products	$ 303.3	0.10x - 0.25x	$ 30.3	$ 75.8	
GIBSON Owned Products	20.1	2.25x - 3.25x	45.3	65.4	
			$ 75.6 -	$ 141.2	$ 159.9

William Blair & Company®

Selected M&A Transactions - Illustrative Sum of Parts
Selected M&A Transactions Analysis
▪ William Blair also applied the range of revenue multiples of the relevant selected transactions (i.e.,
 Generic Pharma or Pharma Distributors) to the revenue of the corresponding GIBSON business line to derive, for illustrative comparison purposes, an enterprise value reflecting the sum of GIBSON’s parts
($ in millions)
(1)
Sources: GIBSON management, public company filings, CapitalIQ, FactSet and Bloomberg. Note that the selected M&A transaction multiples reflect the inherent ongoing nature of their respective businesses; however, the GIBSON Distributed Products revenue is projected to cease in FY 2012.
(1)LTM for GIBSON as of December 31, 2010.

Announced	Effective	Target	Acquirer
Generic Pharmaceuticals			
1/20/2011	Pending	Paddock Laboratories	Perrigo Company
6/17/2009	12/2/2009	Arrow Group Ltd.	Watson Pharmaceuticals, Inc.
11/23/2008	12/29/2008	Alpharma Inc.	King Pharmaceuticals
7/17/2008	12/23/2008	Barr Pharmaceuticals	Teva Pharmaceutical Industries, Ltd.
3/31/2008	7/23/2008	Bentley Pharmaceuticals, Inc.	Teva Pharmaceutical Industries, Ltd.
5/12/2007	10/2/2007	Merck Generic Holdings	Mylan, Inc.
5/10/2007	7/18/2007	Actavis Group hf.	Novator
3/12/2006	11/3/2006	Andrx Corporation	Watson Pharmaceuticals
7/25/2005	1/26/2006	IVAX Corporation	Teva Pharmaceutical Industries, Ltd.
Pharmaceutical Distributors			
11/18/2010	12/21/2010	Kinray, Inc.	Cardinal Health
3/28/2007	10/1/2007	Bellco Health	AmerisourceBergen
5/29/2007	5/31/2007	Activus Healthcare Solutions, Inc.	PSS World Medical, Inc.
3/2/2006	3/21/2006	Asenda Pharmaceutical Supplied Ltd.	AmerisourceBergen Canada Corporation
7/21/2005	10/14/2005	Priority Healthcare Group	Express Scripts Inc.
10/5/2005	10/5/2005	Trent Drugs (Wholsale) Ltd.	AmerisourceBergen Corporation
7/11/2005	8/30/2005	D&K Healthcare Resources, Inc.	McKesson Corporation

William Blair & Company®

Selected M&A Transactions - Detail
Selected M&A Transactions Analysis
($ in millions)
Sources: Public company filings, CapitalIQ, FactSet and Bloomberg.

M&A Premiums Paid Analysis

Period	GIBSON Price [(1)]	Implied Premium [(2)]	Premiums Paid Data Percentile								
			10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	$4.54	15.6%	(2.9%)	6.5%	11.0%	16.9%	24.0%	29.1%	33.3%	41.4%	56.8%
One Week Prior	$4.67	12.4%	(4.8%)	6.3%	10.5%	15.5%	22.6%	28.7%	35.2%	44.4%	56.7%
One Month Prior	$4.61	13.9%	(2.4%)	5.5%	11.6%	16.6%	21.5%	27.1%	38.0%	45.7%	57.0%
60 Days Prior	$5.82	(9.8%)	(15.5%)	5.4%	10.5%	14.7%	18.1%	22.8%	37.6%	47.5%	67.2%
90 Days Prior	$5.07	3.6%	(17.5%)	0.0%	0.0%	7.7%	18.4%	24.8%	35.8%	46.4%	63.2%
180 Days Prior	$4.33	21.2%	(20.7%)	0.8%	9.8%	19.4%	29.8%	36.0%	52.1%	67.4%	99.5%

William Blair & Company®

Premiums in Public Acquisitions
▪ William Blair analyzed 66 domestic public transactions announced since January 1, 2005 with transaction values greater than $10 million in which 1.0% to 49.9% of the target’s equity was acquired with the acquiror owning greater than 50% but less than 99% of the target prior to the transaction. Upon completion of the transaction the acquiror owned 100% of the target.
▪ William Blair compared the price of each transaction to the closing price of the target stock one day, one week, one month, 60 days, 90 days and180 days prior to the December 3, 2010 announcement of the transaction
▪ William Blair then compared the range of premiums calculated from that universe to the premiums implied by the FENDER proposal
M&A Premiums Paid Analysis
Source: FactSet Research Systems. Data as of February 17, 2011.
(1) GIBSON prices reflect time periods prior to the December 3, 2010 announcement of FENDER’s initial proposal.
(2) Implied premium to current FENDER offer of $5.25 per share.

Period	GIBSON Price (1)	Implied Premium (2)	Premiums Paid Data Percentile								
			10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	$4.54	15.6%	(20.0%)	6.7%	12.1%	17.7%	24.0%	26.3%	30.9%	37.8%	53.6%
One Week Prior	$4.67	12.4%	(20.0%)	8.2%	15.0%	19.5%	24.0%	28.6%	30.4%	40.8%	52.7%
One Month Prior	$4.61	13.9%	(23.7%)	0.4%	7.9%	12.5%	17.5%	24.2%	35.7%	45.7%	57.0%
60 Days Prior	$5.82	(9.8%)	(23.8%)	0.7%	5.7%	9.3%	13.3%	17.6%	36.6%	44.9%	65.1%
90 Days Prior	$5.07	3.6%	(28.8%)	(3.2%)	0.0%	0.0%	12.3%	24.5%	29.8%	39.3%	75.7%
180 Days Prior	$4.33	21.2%	(12.1%)	0.2%	8.0%	14.8%	20.4%	31.8%	53.0%	69.3%	105.5%

William Blair & Company®

▪ William Blair analyzed 26 domestic public transactions announced since January 1, 2005 with transaction values greater than $10 million in which 15% to 35% of the target’s equity was acquired with the acquiror owning between 65% to 85% of the target prior to the transaction. Upon completion of the transaction the acquiror owned 100% of the target.
▪ William Blair compared the price of each transaction to the closing price of the target stock one day, one week, one month, 60 days, 90 days and180 days prior to the December 3, 2010 announcement of the transaction
▪ William Blair then compared the range of premiums calculated from that universe to the premiums implied by the FENDER proposal
M&A Premiums Paid Analysis
Premiums in Public Acquisitions
Source: FactSet Research Systems. Data as of February 17, 2011.
(1) GIBSON prices reflect time periods prior to the December 3, 2010 announcement of FENDER’s initial proposal.
(2) Implied premium to current FENDER offer of $5.25 per share.

Discounted Cash Flow Analysis

Present Value of Enterprise Value

Discount Rate	EBITDA Exit Multiple 11.0x	12.0x	13.0x
15.0%	$ 140.2	$ 152.6	$ 164.9
16.0%	134.4	146.2	158.0
17.0%	128.9	140.2	151.5
18.0%	123.7	134.5	145.2
19.0%	118.7	129.0	139.4

Present Value of Equity Value

Discount Rate	EBITDA Exit Multiple 11.0x	12.0x	13.0x
15.0%	$ 191.3	$ 203.7	$ 216.0
16.0%	185.5	197.3	209.1
17.0%	180.0	191.3	202.5
18.0%	174.8	185.6	196.3
19.0%	169.8	180.1	190.4

Present Value of Equity Value (Per Share)

Discount Rate	EBITDA Exit Multiple 11.0x	12.0x	13.0x
15.0%	$ 4.76	$ 5.07	$ 5.37
16.0%	4.62	4.91	5.20
17.0%	4.48	4.76	5.04
18.0%	4.35	4.62	4.89
19.0%	4.23	4.48	4.74

William Blair & Company®

Discounted Cash Flow Analysis
▪ Performed a discounted cash flow analysis of GIBSON’s stand-
 alone projected results to calculate the present value of GIBSON based on its future cash flows
▪ Discounted projections to January 31, 2011
▪ Utilized the unaudited balance sheet as of December 31, 2010 per GIBSON 10-Q and projections for Q4 FY 2011E through FY
 2016P (Income Statement, Balance Sheet and Statement of Cash
 Flows) provided by management
▪ Assumed net cash of $51.1 million per GIBSON 10-Q as of
 December 31, 2010
▪ Assumed fully-diluted shares outstanding of 40.2 million per
 GIBSON 10-Q as of December 31, 2010
▪ Assumed GIBSON tax rate of 40.0% in all years on taxable
 income
▪ Developed a valuation range based on the following parameters:
 ▪ Terminal EBITDA multiples ranging from 11.0x to 13.0x
 ▪ Discount rates ranging from 15.0% to 19.0%
▪ The enterprise value generated by the terminal value
      represents approximately 100% of the total enterprise value
Discounted Cash Flow Analysis
Parameters
Sensitivity Analysis
($ in millions, except per share values)
Note: To estimate the cash flow generated during the months of February and March of 2011, William Blair assumed two-thirds of the projected fiscal quarter ending March 31, 2011.
(1) Parameters were derived from a variety of data and other factors, including selected companies and transactions detailed earlier in the materials herein.
(1)